Exhibit 99.1

INmune Bio, Inc. to Speak on COVID-19 Therapeutic Panel at Maxim Group’s Infectious Disease Virtual Conference on May 5, 2020

GlobeNewswireApril 28, 2020

LA JOLLA, Calif., April 28, 2020 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (INMB), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, announced today that RJ Tesi, MD, CEO and CMO of INmune Bio will participate on a COVID-19 therapeutics panel discussion, at Maxim Group’s Infectious Disease Virtual Conference at 3:45pm ET, on Tuesday, May 5, 2020.  Dr. Tesi will discuss treating COVID-19 as an inflammatory disease.

“Inflammation is a key element to the pathology seen in patients with COVID-19.  Any treatment that targets the complications of COVID-19 should somehow explain why hypertension and obesity are such important risk factors to hospitalization from this vexing disease,” said RJ Tesi. “We believe endothelial activation caused by soluble TNF is an unrecognized driver of the disease.  Patients with hypertension and obesity already have inflamed endothelial cells.  With the added stimulus of the cytokine storm, the response is dramatic.  We believe targeting sTNF is the ideal anti-cytokine therapy for treating the complications of COVID-19 as it targets inflammation without immunosuppressing the host.”

Panel Discussion Details:

4th Panel: COVID-19 (Therapeutics)
3:45 pm - 5:00 pm

To RSVP and access to the Conference, visit: http://go.pardot.com/l/652223/2020-04-02/j1mqg

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms.  The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is currently being developed for COVID-19 complications (DN-TNF), cancer (INB03™), Alzheimer’s (XPro595), and NASH (LIVNate™). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer.  INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595, LIVNate and INKmune are still in clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. Our two platforms are beginning clinical trials and there cannot be any assurance of the success of this trial. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Contact:
David Moss, CFO
(858) 964-3720
DMoss@INmuneBio.com